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                                                                 EXHIBIT 10.27

                                 HFS GUARANTY

         GUARANTY, dated as of August 28, 1996 (as amended, modified or supplemented from time to time, this "Guaranty"), made by HFS INCORPORATED, a Delaware corporation (the "Guarantor"). Except as otherwise defined herein, capitalized terms used herein and defined in the Credit Agreement (as defined below) shall be used herein as therein defined.

                                  WITNESSETH:

         WHEREAS, Chartwell Leisure Inc. (the "Company"), Chartwell Canada Corp. (the "Canadian Borrower" and, together with the Company, the "Borrowers"), various lenders from time to time party thereto (the "Banks"), The Bank of Nova Scotia, as Syndication Agent (the "Syndication Agent"), and The Chase Manhattan Bank, as Administrative Agent (together with any successor administrative agent, the "Administrative Agent"), have entered into the Credit Agreement, dated as of August 28, 1996, providing for the making of Loans and the issuance of, and participation in, Letters of Credit, as contemplated therein (as used herein, the term "Credit Agreement" means the Credit Agreement described above in this paragraph, as the same may be amended, modified, extended, renewed, replaced or supplemented from time to time, and including any agreement extending the maturity of, or restructuring all or any portion of the Indebtedness under such agreement or any successor agreement) (the Banks, the Syndication Agent, the Administrative Agent and the Collateral Agent are herein called the "Creditors");

         WHEREAS, it is a condition to the making of Loans and the issuance of Letters of Credit under the Credit Agreement that the Guarantor shall have executed and delivered this Guaranty; and

         WHEREAS, the Guarantor will obtain benefits from the incurrence of Loans by the Borrowers under the Credit Agreement and, accordingly, desires to execute this Guaranty in order to satisfy the conditions described in the preceding paragraph;

         NOW, THEREFORE, in consideration of the foregoing and other benefits accruing to the Guarantor, the receipt and sufficiency of which are hereby acknowledged,

         1. The Guarantor irrevocably and unconditionally guarantees to the Creditors the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of (x) the principal of and interest on the Notes issued by, and the Loans made to, the Company under the Credit Agreement and all reimbursement obligations and Unpaid Drawings with respect to Letters of Credit issued under the Credit Agreement and (y) all other obligations (including obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due) and liabilities owing by the Company to the Creditors under the Credit Agreement or any other Credit Document (including, without limitation, obligations of the Canadian Borrower under the Credit Agreement and the other


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Credit Documents for which the Company is jointly and severally liable, guarantee obligations, indemnities, Fees and interest thereon), whether now existing or hereafter incurred under, arising out of or in connection with the Credit Agreement or any such other Credit Document and the due performance and compliance by the Company with all of the terms, conditions and agreements contained in the Credit Documents (all such principal, interest, liabilities and obligations being herein collectively called the "Guaranteed Obligations"). The Guarantor and each Creditor understands, agrees and confirms that (i) at any time when there is any default or failure to pay when due any Guaranteed Obligations, the Creditors may enforce this Guaranty up to the full amount of the Guaranteed Obligations (subject to the limits on the aggregate liability of the Guarantor hereunder, as provided below) against the Guarantor only after a written demand for payment has been made on the Company and delivered to the Guarantor and such demand has not been fully complied with (and all Guaranteed Obligations have not been paid in full) within 10 days after the date such demand for payment was made; provided that no such demand need be made (and the Guaranteed Obligations hereunder shall immediately be paid by the Guarantor, subject to the limits on the aggregate liability of the Guarantor hereunder, as provided below) at any time when a Default or an Event of Default exists with respect to either Borrower pursuant to Section 11.05 of the Credit Agreement, a Guarantor Event of Default (or an event which, with the passage of time, would be a Guarantor Event of Default) exists with respect to the Guarantor pursuant to Section 14(d) hereof or the maturity of the Loans has been accelerated pursuant to Section 11 of the Credit Agreement and (ii) except as provided in the following sentence, the maximum liability of the Guarantor under this Guaranty at any time shall not exceed the Maximum Guaranteed Amount as then in effect. As used herein, the "Maximum Guaranteed Amount" shall mean (w) $75,000,000 less each of (x) the aggregate amount of cash actually loaned by the Guarantor to the Company after the Effective Date pursuant to Section 10.04(vii) of the Credit Agreement so long as all such cash proceeds were actually used to repay Loans pursuant to the requirements of Section 4.02(a) of the Credit Agreement as a result of a reduction to the Total-Revolving Loan Commitment pursuant to Sections 3.03(e) and/or (f) of the Credit Agreement, (y) the aggregate amount of cash actually invested (in return for HFS Redeemable Capital Stock) by the Guarantor in the Company after the Effective Date pursuant to Section 10.04(viii) of the Credit Agreement so long as all such cash proceeds were actually used to repay Loans pursuant to the requirements of Section 4.02(a) of the Credit Agreement as a result of a reduction to the Total Revolving Loan Commitment pursuant to Sections 3.03(e) and/or (f) of the Credit Agreement and (z) any amounts actually demanded by the Creditors hereunder (or payable upon a Default or an Event of Default with respect to either Borrower as described in Section 11.05 of the Credit Agreement, a Guarantor Event of Default (or an event which, with the passage of time, would be a Guarantor Event of Default) with respect to the Guarantor pursuant to Section 14(d) hereof or upon an acceleration of Loans under the Credit Agreement) and paid (subject to the provisions of
Section 21 hereof) to the Creditors pursuant to the provisions of this Guaranty (excluding amounts payable in accordance with the following sentence). In addition, and notwithstanding anything to the contrary contained above in this Guaranty, (x) from and after the date any demand is made by the Creditors for the payment of any amount hereunder or, if sooner, from and after the date of the occurrence of any Default or Event of Default under
Section 11.05 of the Credit Agreement with respect to either Borrower, a Guarantor Event of Default (or any event which, with the passage of time, would be a


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Guarantor Event of Default) with respect to the Guarantor pursuant to Section
14(d) hereof or any acceleration of Loans pursuant to Section 11 of the Credit Agreement, the Guarantor shall owe to the Creditors, in addition to the Maximum Guaranteed Amount, interest on any amounts not immediately paid hereunder at a rate per annum equal to the rate per annum applicable to past due amounts owing pursuant to the Credit Agreement (as in effect on the date hereof) and (y) any amounts owing pursuant to Section 15 of this Guaranty shall be independently owing by the Guarantor, with any amounts paid pursuant to clauses (x) and (y) of this sentence not to be counted in determining (and same shall not reduce) the Maximum Guaranteed Amount. The Guarantor understands, agrees and confirms that the Creditors may, subject to the two preceding sentences, enforce this Guaranty up to the full amount of the Guaranteed Obligations against the Guarantor without proceeding against either Borrower, against any security for the Guaranteed Obligations, or against any other guarantor under any other guaranty covering the Guaranteed Obligations. This Guaranty shall constitute a guaranty of payment and performance, and not of collection.

         2. Additionally, but subject to the limitations on the aggregate amount guaranteed as provided in preceding Section 1, the Guarantor unconditionally and irrevocably guarantees the payment of any and all Guaranteed Obligations to the Creditors, whether or not due or payable by the Borrowers, upon the occurrence in respect of either Borrower of a Default or an Event of Default specified in Section 11.05 of the Credit Agreement or the occurrence in respect of the Guarantor of any of the events specified in
Section 14(d) of this Guaranty which constitute a Guarantor Event of Default (or would, with the passage of time, constitute a Guarantor Event of Default), and unconditionally and irrevocably promises to pay such Guaranteed Obligations to the Creditors, or order, on demand, in lawful money of the United States.

         3. (a) The liability of the Guarantor hereunder is exclusive and independent of any security for or other guaranty of the Guaranteed Obligations whether executed by the Guarantor, any other guarantor or by any other party, and the liability of the Guarantor hereunder shall not be affected or impaired by any circumstance or occurrence whatsoever, including, without limitation: (i) any direction as to application of payment by either Borrower or by any other party, (ii) any other continuing or other guaranty, undertaking or maximum liability of a guarantor or of any other party as to the indebtedness of either Borrower, (iii) any payment on or in reduction of any such other guaranty or undertaking except to the extent that any such payment or reduction results in the actual permanent reduction of the Guaranteed Obligations, (iv) any dissolution, termination or increase, decrease or change in personnel by either Borrower, (v) any payment made to the Administrative Agent or the other Creditors on the indebtedness which the Administrative Agent or such other Creditor repays either Borrower pursuant to court order in any bankruptcy, reorganization, arrangement, moratorium or other debtor relief proceeding, and the Guarantor waives any right to the deferral or modification of its obligations hereunder by reason of any such proceeding, (vi) any action or inaction by the Creditors as contemplated in
Section 6 hereof, or (vii) any invalidity, irregularity or unenforceability of all or part of the Guaranteed Obligations or of any security therefor.

         (b) Without limiting the generality of the foregoing, the Guarantor hereby, agrees that


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notwithstanding anything to the contrary contained in the Financing Agreement or any other HFS Agreement or any other agreement, no occurrence of events (including a breach by the Company of its obligations under the Financing Agreement or respect to any loan made by the Guarantor to either Borrower) shall have any effect whatsoever on this Guaranty, and so long as the Bank Termination Date has not occurred in no event shall either Borrower be required to deliver to the Guarantor (and the Guarantor shall not accept) any cash that either Borrower might otherwise be required to deliver to the Guarantor pursuant to Section 2.1(b) of the Financing Agreement.

         4. The obligations of the Guarantor hereunder are independent of the obligations of any other guarantor or the Borrowers, and a separate action or actions may be brought and prosecuted against the Guarantor whether or not action is brought against any other guarantor or either Borrower and whether or not any other guarantor or either Borrower be joined in any such action or actions. The Guarantor waives, to the fullest extent permitted by law, the benefit of any statute of limitations affecting its liability hereunder or the enforcement thereof. Any payment by either Borrower or other circumstance which operates to toll any statute of limitations as to either Borrower shall operate to toll the statute of limitations as to the Guarantor.

         5. The Guarantor waives all presentments, demands for performance protests and notices, including, without limitation, notices of nonperformance, notices of protest, notices of dishonor, notices of acceptance of this Guaranty, and notices of the existence, creation or incurring of new or additional Guaranteed Obligations. The Guarantor assumes all responsibility for being and keeping itself informed of either Borrower's financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks which the Guarantor assumes and incurs hereunder, and agrees that the Creditors shall have no duty to advise the Guarantor of information known to them regarding such circumstances or risks.

         6. Any Creditor may at any time and from time to time without the consent of, or notice to the Guarantor, without incurring responsibility to the Guarantor, without impairing or releasing the obligations of the Guarantor hereunder, upon or without any terms or conditions and in whole or in part:

         (a) change the manner, place or terms of payment of, and/or change or extend the time of payment of, renew or alter, any of the Guaranteed Obligations (including any increase or decrease in the rate of interest thereon), any security therefor, or any liability incurred directly or indirectly in respect thereof, and the guaranty herein made shall apply to the Guaranteed Obligations as so changed, extended, renewed or altered;

         (b) take and hold security for the payment of the Guaranteed Obligations and sell, exchange, release, surrender, realize upon or otherwise deal with in any manner and in any order any property by whomsoever at any time pledged or mortgaged to secure, or howsoever securing, the Guaranteed Obligations or any liabilities (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and/or any offset there against;


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         (c) exercise or refrain from exercising any rights against the
Borrowers, any other Credit Party or any other Person or otherwise act or refrain from acting;

         (d) release or substitute any one or more endorsers, guarantors, either Borrower or other obligors;

         (e) settle or compromise any of the Guaranteed Obligations, any security therefor or any liability (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and may subordinate the payment of all or any part thereof to the payment of any liability (whether due or not) of either Borrower to creditors of such Borrower other than the Creditors;
         (f) apply any sums by whomsoever paid or howsoever realized to any liability or liabilities of either Borrower to the Creditors regardless of what liabilities of such Borrower remain unpaid;

         (g) consent to or waive any breach of, or any act, omission or default under, any of the Credit Documents or any of the instruments or agreements referred to therein, or otherwise amend, modify or supplement the Credit Documents or any of such other instruments or agreements;

         (h) act or fail to act in any manner referred to in this Guaranty which may deprive the Guarantor of its right to subrogation against either Borrower to recover full indemnity for any payments made pursuant to this Guaranty; and/or

         (i) take any other action which would, under otherwise applicable principles of common law, give rise to a legal or equitable discharge of the Guarantor from its liabilities under this Guaranty.

         7. No invalidity, irregularity or unenforceability of all or any part of the Guaranteed Obligations or of any security therefor shall affect, impair or be a defense to this Guaranty, and this Guaranty shall be primary, absolute and unconditional notwithstanding the occurrence of any event or the existence of any other circumstances which might constitute a legal or equitable discharge of a surety or guarantor except payment in full of the Guaranteed Obligations.

         8. This Guaranty is a continuing one and all liabilities to which it applies or may apply under the terms hereof shall be conclusively presumed to have been created in reliance hereon. No failure or delay on the part of any Creditor in exercising any right, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein expressly specified are cumulative and not exclusive of any rights or remedies which any Creditor would otherwise have. No notice to or demand on the Guarantor in any case shall entitle the Guarantor to any other further notice or demand in similar or other circumstances or constitute a waiver of the rights of any Creditor to any other or further action in any circumstances without notice or demand. It is not necessary for any Creditor to inquire into


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the capacity or powers of the Borrower or the officers, directors, partners or agents acting or purporting to act on its behalf, and any indebtedness made or created in reliance upon the professed exercise of such powers shall be guaranteed hereunder.

         9. The Guarantor hereby agrees with the Creditors that it will not exercise any right of subrogation (whether contractual, under Section 509 of the Bankruptcy Code, or otherwise) which it may at any time otherwise have either as a result of payments made by it under this Guaranty or otherwise, until all Guaranteed Obligations (for purposes of this Section 9, determined without regard to any limitations on the aggregate amount guaranteed as provided in Section 1 hereof) have been paid in full in cash.

         10. The Guarantor waives any right to require the Creditors to: (i) proceed against the Borrowers, any other guarantor, or any other party; or
(ii) proceed against or exhaust any security held from the Borrowers, any other guarantor or any other party; or (iii) pursue any other remedy in the Creditors' power whatsoever. The Guarantor waives any defense based on or arising out of any defense of either Borrower, any other guarantor or any other party other than payment in full of the Guaranteed Obligations, including, without limitation, any defense based on or arising out of the disability of either Borrower, any other guarantor or any other party, or the unenforceability of the Guaranteed Obligations or any part thereof from any cause, or the cessation from any cause of the liability of either Borrower other than payment in full of the Guaranteed Obligations. The Creditors may, at their election, foreclose on any security held by the Administrative Agent, the Collateral Agent, the Syndication Agent or the other Creditors by one or more judicial or nonjudicial sales, or exercise any other right or remedy the Creditors may have against either Borrower or any other party, or any security, without affecting or impairing in any way the liability of the Guarantor hereunder except to the extent the Guaranteed Obligations have been paid. The Guarantor waives any defense arising out of any such election by the Creditors, even though such election operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of the Guarantor against either Borrower or any other party or any security.

         11. The Creditors agree that this Guaranty may be enforced only by the action of the Administrative Agent or the Collateral Agent, in each case acting upon the instructions of the Required Banks and that no other Creditors shall have any right individually to seek to enforce or to enforce this Guaranty, it being understood and agreed that such rights and remedies may be exercised by the Administrative Agent or the Collateral Agent for the benefit of the Creditors upon the terms of this Guaranty.

         12. In order to induce the Creditors to enter into the Credit Agreement and to make the Loans and issue or participate in Letters of Credit pursuant to the Credit Agreement, the Guarantor makes the following representations, warranties and agreements:

         (a) Corporate Existence and Power. The Guarantor and its Subsidiaries have been duly organized and are validly existing in good standing under the laws of their respective jurisdictions of incorporation and are in good standing or have applied for authority to operate as a foreign corporation in all jurisdictions where the nature of their properties or business so requires it and where a failure to be in good standing as a foreign corporation


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would have a material adverse effect on the business, assets or condition, financial or otherwise, of the Guarantor and its Subsidiaries taken as a whole. The Guarantor and each of its Subsidiaries have the corporate power to own their respective properties and carry on their respective businesses as now being conducted, and in the case of the Guarantor, to execute, deliver and perform its obligations under this Guaranty and the other Credit Documents to which the Guarantor is a party.

         (b) Corporate Authority and No Violation. The execution, delivery and performance by the Guarantor of this Guaranty and the other Credit Documents to which it is a party (a) have been duly authorized by all necessary corporate action on the part of the Guarantor, (b) will not violate any provision of any Applicable Law (as defined in the HFS Credit Agreement (as hereinafter defined) as in effect on the Effective Date) (including any laws related to franchising) applicable to the Guarantor or any of its Subsidiaries or any of their respective properties or assets, (c) will not violate any provision of the Certificate of Incorporation or By-Laws of the Guarantor or any of its Subsidiaries, or any indenture, any agreement for borrowed money, any bond, note or other similar instrument or any other material agreement to which the Guarantor or any of its Subsidiaries is a party or by which the Guarantor or any of its Subsidiaries or any of their respective properties or assets are bound, (d) will not be in conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under, any material indenture, agreement, bond, note or instrument and (e) will not result in the creation or imposition of any Lien upon any property or assets of the Guarantor or any of its Subsidiaries other than pursuant to this Guaranty and the other Credit Documents to which the Guarantor is a party.

         (c) Governmental and Other Approval and Consents. No action, consent or approval of, or registration or filing with, or any other action by, any governmental agency, bureau, commission or court is required in connection with the execution, delivery and performance by the Guarantor of this Guaranty and the other Credit Documents to which the Guarantor is a party.

         (d) Litigation. There are no lawsuits or other proceedings pending (including, but not limited to, matters relating to environmental liability), or, to the knowledge of the Guarantor, threatened, against or affecting the Guarantor or any of its Subsidiaries or any of their respective properties, by or before any Governmental Authority (as defined in the ~S Credit Agreement as in effect on the Effective Date) or arbitrator, which could reasonably be expected to have a material adverse effect on the financial condition or the business of the Guarantor and its Subsidiaries taken as a whole. Neither the Guarantor nor any of its Subsidiaries is in default with respect to any order, writ, injunction, decree, rule or regulation of any Governmental Authority, which default would have a material adverse effect upon the financial condition or the business of the Guarantor and its Subsidiaries taken as a whole.

         (e) Financial Statements; Financial Condition; Undisclosed
Liabilities.

                  (i) The consolidated statements of financial condition of the Guarantor and its consolidated Subsidiaries at December 31, 1994 and December 31, 1995 and the related


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consolidated statements of income, cash flow and shareholders' equity of the
Guarantor and its consolidated Subsidiaries for the fiscal year ended on such date, as the case may be, and set forth in the Guarantor's Forms 10-K for such periods and furnished to the Creditors prior to the Effective Date, present fairly the consolidated financial condition of the Guarantor and its consolidated Subsidiaries at the date of such consolidated statements of financial condition and the consolidated results of the operations of the Guarantor and its consolidated Subsidiaries for the respective fiscal year. The unaudited consolidated statement of financial condition of the Guarantor and its consolidated Subsidiaries at June 30, 1996 and the related unaudited consolidated statements of income, cash flow and shareholders' equity of the Guarantor and its consolidated Subsidiaries for the six-month period ended on such date, and set forth in the Guarantor's Form 10-Q for such period and furnished to the Creditors prior to the Effective Date present fairly the consolidated financial condition of the Guarantor and its consolidated Subsidiaries at the date of such consolidated statement of financial condition and the consolidated results of the operations of the Guarantor and its consolidated Subsidiaries for such six-month period. All such consolidated financial statements have been prepared in accordance with generally accepted accounting principles consistently applied, subject, in the case of the consolidated financial statements at June 30, 1996, to normal year end audit adjustments. Since December 31, 1995, there has been no material adverse change in the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of the Guarantor or of the Guarantor and its Subsidiaries taken as a whole.

                  (ii) On and as of the Initial Borrowing Date, after giving effect to all Indebtedness (including the Revolving Loans) being incurred or assumed and Liens created in connection therewith, (x) the sum of the assets, at a fair valuation, of the Guarantor will exceed its debts, (y) the Guarantor has not incurred and does not intend to incur, and does not believe that it will incur, debts beyond its ability to pay such debts as such debts mature and (z) the Guarantor has sufficient capital with which to conduct its business. For purposes of this clause (e)(ii) "debt" means any liability on a claim, and "claim" means (i) right to payment whether or not such a right is reduced to judgment, liquidated, unliquidated. fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or
(ii) right to an equitable remedy for breach of performance if such breach gives rise to a payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured.

         (f) Taxes. The Guarantor and each of its Subsidiaries have filed or caused to be filed all federal, state and local tax returns which are required to be filed, and have paid or have caused to be paid all taxes as shown on said returns or on any assessment received by them in writing, to the extent that such taxes have become due.

         (g) Investment Company Act. The Guarantor is not an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

         (h) Public Utility Holding Company Act. Neither the Guarantor nor any of its Subsidiaries is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

         (i) HFS Credit Agreement. The Guarantor has delivered to the Administrative Agent and the other Creditors, true and correct copies of the HFS Credit Agreement as in effect on the Effective Date.

         (j) Incorporation by Reference. The Guarantor hereby makes each of the representations and warranties contained in Sections 3.06 through 3.09, inclusive, 3.15, 3.16, 3.19 and 3.20 of the HFS Credit Agreement, which Sections, together with all definitions in the HFS Credit Agreement applicable to such Sections, are hereby incorporated by reference as if set forth herein in their entirety, provided that, all references to "Borrower" therein shall mean and be a reference to "the Guarantor" herein. No amendment, modification or supplement to such representations or warranties or definitions made to the HFS Credit Agreement shall be effective to amend such representations and warranties or definitions as incorporated by reference herein except as otherwise provided in Section 13(b) of this Guaranty.

         13. The Guarantor covenants and agrees that on and after the Initial Borrowing Date and until the Total Revolving Loan Commitment has terminated and the Loans and Notes, together with interest, Fees and all Guaranteed Obligations are paid in full:

         (a) Preservation of Existence: Compliance with Statutes. etc. The Guarantor will preserve and maintain its corporate existence and its material rights, licenses, permits, franchises and privileges and comply, and cause each of its Subsidiaries to comply, with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property (including applicable statutes, regulations, orders and restrictions relating to environmental standards and controls), except such noncompliances as could not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, operations, property, assets, condition (financial or otherwise) or prospects of the Guarantor or of the Guarantor and its Subsidiaries taken as a whole.

         (b) Incorporation by Reference. The Guarantor will comply with each of the covenants contained in Sections 5 and 6 of the HFS Credit Agreement, which Sections, together with all definitions in the HFS Credit Agreement applicable to such Sections, are hereby incorporated by reference as if set forth herein in their entirety, provided that:

         (i) all references to "Borrower" therein shall mean and be a reference to the Guarantor" herein;

         (ii) all references to "Lender" therein shall mean and be a reference to "Creditors" herein;

         (iii) all references to the "Agent" or "Administrative Agent" therein shall mean and be a reference to "Administrative Agent" herein;



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         (iv) all references to the "Required Lenders" therein shall mean and be a reference to "Required Banks" herein;

         (v) all references to "this Agreement", "herein", "hereunder" and words of similar import therein shall mean and be a reference to this Guaranty;

         (vi) all references to "Exhibit D hereto" therein shall mean and be a reference to "Exhibit D to the HFS Credit Agreement" herein;

         (vii) all references to "Schedule 3.17 hereto" therein shall mean and be a reference to "Schedule 3.17 to the HFS Credit Agreement" herein;

         (viii) all references to "Schedule 6.05 hereto" therein shall mean and be a reference to "Schedule 6.05 to the HFS Credit Agreement" herein;

         (ix) Section 6.01 of the HFS Credit Agreement as incorporated herein by reference shall include Indebtedness created under the HFS Credit Agreement or any refinancing thereof as permitted Indebtedness hereunder, so long as the aggregate amount thereof is not increased above the aggregate commitments under the ~S Credit Agreement as in effect on the Effective Date;

         (x) Section 6.05 of the HFS Credit Agreement as incorporated herein by reference shall (a) be deemed to have the phrase "unless all obligations of HFS under this Guaranty shall be secured equally and ratably with the other obligations secured by any such Lien on terms satisfactory to the Agent and the Required Banks," inserted in the first line thereof immediately after the phrase "Lien on its property," appearing therein and (b) not pursuant to clause (e) thereof, permit any Liens securing the HFS Credit Agreement;

         (xi) Section 6.12 of the HFS Credit Agreement as incorporated herein by reference shall include the HFS Credit Agreement and any refinancing thereof (provided that any such refinancing shall not prohibit a negative pledge pursuant to this Guaranty);

         (xii) all references to "Fundamental Documents" therein shall mean and be a reference to "Credit Documents" herein; and

         (xiii) Paragraph (a) of Section 6.12 of the HFS Credit Agreement shall be deemed modified by inserting at the end thereof "provided, that the obligations of HFS under this Guaranty and the other Credit Documents shall be secured equally and ratably with the obligations of HFS under the HFS Credit Agreement".

No amendment, modification or supplement to such covenants or definitions made to the HFS Credit Agreement shall be effective to amend such covenants or definitions as incorporated by reference herein without the prior consent of the Administrative Agent and the Syndication Agent; provided, however, that the Administrative Agent and the Syndication Agent will consider in good faith suggested amendments, modifications or supplements to such covenants or definitions to the extent that such amendment, modification or supplement is the result of a refinancing of the HFS Credit Agreement; provided further, that if at the time of any such amendment, modification or supplement in connection with a refinancing of the HFS Credit Agreement HFS' long-term senior unsecured debt credit rating is at least BBB by S&P, then the provisions of Section 12(i) hereof and this Section 13(b) will be deemed modified (without the consent of any Person) to the extent necessary to incorporate by reference the respective amendment, modification or supplement to the HFS Credit Agreement. In connection with any amendment, modification or supplement to the HFS Credit Agreement which will be incorporated herein by reference, the Banks hereby authorize the Administrative Agent and the Syndication Agent to enter into an appropriate amendment to this Guaranty to reflect such amendment, modification or supplement.

         As used in this Guaranty, the term "HFS Credit Agreement" shall mean the Competitive Advance and Revolving Credit Agreement, dated as of December 16, 1993 among HFS, the lenders named therein and The Chase Manhattan Bank (as successor to Chemical Bank), as Administrative Agent, as in effect on the Effective Date and as amended, modified, supplemented or refinanced from time to time in accordance with the provisions of this Guaranty.

         14. The occurrence of any of the following specified events shall constitute a "Guarantor Event of Default" hereunder:

         (a) Payments. The Guarantor shall fail to pay when due any amounts owing by it hereunder, or

         (b) Representations, etc. Any representation, warranty or statement made by the Guarantor herein or in any certificate delivered pursuant hereto shall prove to be untrue or inaccurate in any material respect on the date as of which made or' deemed made; or

         (c) Covenant. Default shall be made by the Guarantor in the due observance or performance of any other covenant, condition or agreement to be observed or performed pursuant to the terms of this Guaranty, the HFS Credit Agreement or any other Fundamental Document (as defined in the HFS Credit Agreement) and such default shall continue unremedied for thirty (30) days after the Guarantor obtains knowledge of such occurrence; or

         (d) Bankruptcy, etc. The Guarantor or any of its Subsidiaries shall commence a voluntary case concerning itself under the "Bankruptcy Code"; or an involuntary case is commenced against the Guarantor or any of its Subsidiaries and the petition is not controverted within 10 days, or is not dismissed within 60 days, after commencement of the case; or a custodian (as defined in the Bankruptcy Code) is appointed for, or takes charge of, all or substantially all of the property of the Guarantor or any of its Subsidiaries, or the Guarantor or any of its Subsidiaries commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Guarantor or any of its Subsidiaries, or there is commenced against the Guarantor or any of its Subsidiaries any such proceeding which remains undismissed for a period of 60 days, or the Guarantor or any of its Subsidiaries is adjudicated insolvent or bankrupt; or any order or relief or other order approving any such case or proceeding is entered; or the Guarantor or any of its Subsidiaries suffers any appointment of any custodian or the like for it or any substantial part of its property to continue undischarged or unstayed for a period of 60 days; or the Guarantor or any of its Subsidiaries makes a general assignment for the benefit of creditors; or any partnership and/or corporate action is taken by the Guarantor or any of its Subsidiaries for the purpose of effecting any of the foregoing; or

         (e) Judgments. One or more judgments or decrees shall be entered against the Guarantor or any of its Subsidiaries involving in the aggregate for the Guarantor and its Subsidiaries a liability (not paid or fully covered by a reputable and solvent insurance company) and such judgments and decrees either shall be final and non-appealable or shall not be vacated, discharged or stayed or bonded pending appeal for any period of 30 consecutive days, and the aggregate amount of all such judgments exceeds $1,000,000; or

         (f) [INTENTIONALLY OMITTED]

         15. The Guarantor hereby agrees to pay all out-of-pocket costs and expenses of the Administrative Agent and the Syndication Agent in connection with any amendment, waiver or consent relating hereto, and of each Creditor in connection with the enforcement of this Guaranty (including in each case, without limitation, the fees and disbursements of counsel employed by any Agent or any of the other Creditors).

         16. This Guaranty shall be binding upon the Guarantor and its successors and assigns and shall inure to the benefit of the Creditors and their successors and assigns.

         17. Neither this Guaranty nor any provision hereof may be changed, waived, discharged or terminated except with the written consent of the Guarantor and with the written consent of the Required Banks (or to the extent required by Section 14.12 of the Credit Agreement, with the written consent of each Bank).

         18. The Guarantor acknowledges that an executed (or conformed) copy of each of the Credit Documents in existence on the date hereof has been made available to the Guarantor and the Guarantor is familiar with the contents thereof.

         19. In addition to any rights now or hereafter granted under applicable law (including, without limitation, Section 151 of the New York Debtor and Creditor Law) and not by way of limitation of any such rights, upon the occurrence and during the continuance of any Event of Default, each Creditor is hereby authorized at any time or from time to time, without notice to the Guarantor or to any other Person (provided that at least 10 days' prior written notice shall have been given to the Company and the Guarantor of the respective non-payment of Guaranteed Obligations, unless a Default or an Event of Default exists with respect to either Borrower pursuant to Section 11.05 of the Credit Agreement or a Guarantor Event of Default (or an event which, with the passage of time, would be a Guarantor Event of Default) exists with respect to the Guarantor pursuant to Section 14(d) hereof or the maturity of the Loans has been accelerated pursuant to Section 11 of the Credit Agreement), any such notice (except to the extent required pursuant to the immediately preceding parenthetical) being expressly waived, to set off and to appropriate and apply any and all deposits (general or special) and any other indebtedness at any time held or owing by such Creditor to or for the credit or the account of the Guarantor, against and on account of the obligations and liabilities of the Guarantor to such Creditor under this Guaranty, irrespective of whether or not such Creditor shall have made any demand hereunder and although said obligations, liabilities, deposits or claims, or any of them, shall be contingent or unmatured.

         20. All notices, requests, demands or other communications pursuant hereto shall be deemed to have been duly given or made when delivered to the Person to which such notice, request, demand or other communication is required or permitted to be given or made under this Guaranty, addressed to such party at (i) in the case of any Creditor, as provided in the Credit Agreement and (ii) in the case of the Guarantor, at its address set forth opposite its signature below.

         21. If claim is ever made upon any Creditor for repayment or recovery of any amount or amounts received in payment or on account of any of the Guaranteed Obligations and any of the aforesaid payees repays all or part of said amount by reason of (i) any judgment, decree or order of any court or administrative body having jurisdiction over such payee or any of its property or (ii) any settlement or compromise of any such claim effected by such payee with any such claimant (including either Borrower), then and in such event the Guarantor agrees that any such judgment, decree, order, settlement or compromise shall be binding upon the Guarantor, notwithstanding any revocation hereof or other instrument evidencing any liability of either Borrower, and the Guarantor shall be and remain liable to the aforesaid payees hereunder for the amount so repaid or recovered to the same extent as if such amount had never originally been received by any such payee.

         22. (A) THIS GUARANTY AND THE RIGHTS AND OBLIGATIONS OF THE CREDITORS AND THE GUARANTOR SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK. Any legal action or proceeding with respect to this Guaranty or any other Credit Document to which the Guarantor is a party may be brought in the courts of the State of New York or of the United States of America for the Southern District of New York, and, by execution and delivery of this Guaranty, the Guarantor hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. The Guarantor hereby further irrevocably waives any claim that any such courts lack jurisdiction over the Guarantor, and agrees not to plead or claim, in any legal action or proceeding with respect to this Guaranty or any other Credit Document to which the Guarantor is a party brought in any of the aforesaid courts, that any such court lacks jurisdiction over the Guarantor. The Guarantor further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to the Guarantor at its address set forth opposite its signature below, such service to become effective 30 days after such mailing. The Guarantor hereby irrevocably waives any objection to such service of process and further irrevocably waives and agrees not to plead or claim in any action or proceeding commenced hereunder that service of process was in any way invalid or ineffective. Nothing herein shall affect the right of any of the Creditors to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the Guarantor in any other jurisdiction.

         (B) The Guarantor hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Guaranty brought in the courts referred to in clause (a) above and hereby further irrevocably waives and agrees not to plead or claim in any such court that such action or proceeding brought in any such court has been brought in an inconvenient form

         (C) THE GUARANTOR AND EACH CREDITOR (BY ITS ACCEPTANCE OF THE BENEFITS OF THIS GUARANTY) HEREBY IRREVOCABLY WAIVES ALL RIGHTS TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS GUARANTY, THE OTHER CREDIT DOCUMENTS TO WHICH SUCH GUARANTOR IS A PARTY OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

         23. This Guaranty may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A set of counterparts executed by all the parties hereto shall be lodged with the Guarantor and the Administrative Agent.

         24. All payments made by the Guarantor hereunder will be made without setoff, counterclaim, deduction or other defense.

         25. Notwithstanding anything to the contrary contained above in this Guaranty, it is understood and agreed by the parties hereto that, to the extent (and only to the extent) expressly provided in Section 2.06 of the HFS Subordination Agreement, certain amendments to the Credit Agreement shall, to the extent provided in said Section 2.06, require the consent of the Guarantor.

         26. Payments by the Guarantor under this Guaranty shall be made in Dollars, notwithstanding the Currency in which the Guaranteed Obligations are denominated. To the extent that any such payment in Dollars is to be applied to the payment of a Guaranteed Obligation denominated in Canadian Dollars, Dollars paid under this Guaranty shall be converted by the Administrative Agent into Canadian Dollars in accordance with the Credit Agreement.

         IN WITNESS WHEREOF, the Guarantor has caused this Guaranty to be executed and delivered as of the date first above written.

         Address:                              HFS INCORPORATED
         339 Jefferson Road
         Parsippany, NJ 07054
         Telephone No.: (201) 428-9700         By:  /s/ James E. Buckman
         Facsimile No.: (201) 428-5269              ---------------------------
         Attention: James E. Buckman           Name: James E. Buckman
                                               Title: Executive Vice President
                                                         and General Counsel
         Accepted and Agreed to:

         THE CHASE MANHATTAN BANK,
         as Administrative Agent and as
         Collateral Agent

         By: /s/ William J. Caggiano
             -------------------------------
         Name:  William J. Caggiano
         Title: Managing Director